JOINT FILING AGREEMENT

          Pursuant to paragraph (iii) of Rule 13d-1(k)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that the statement on Schedule 13G to which this Agreement shall be attached as an exhibit, including all amendments thereto, shall be filed with the Commission on behalf of each of the undersigned.

Dated:  June 16, 2003

                                        /s/ Rajendra Singh
                                        ----------------------------------------
                                        Rajendra Singh

                                        /s/ Neera Singh
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                                        Neera Singh

                                        CHERRYWOOD HOLDINGS, INC.

                                        By: /s/ Rajendra Singh
                                           -------------------------------------
                                           Name:   Rajendra Singh
                                           Title:  President

                                        TELCOM VENTURES, L.L.C.

                                        By: /s/ Rajendra Singh
                                           -------------------------------------
                                           Name:   Rajendra Singh
                                           Title:  Chairman

                                        TELCOM-SNI INVESTORS, L.L.C.

                                        By: /s/ Rajendra Singh
                                           -------------------------------------
                                           Name:   Rajendra Singh
                                           Title:  Chairman